Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ConnectOne Bancorp, Inc.
(formerly known as Center Bancorp, Inc.)
Englewood Cliffs, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2014, relating to the consolidated financial statements for the year ended December 31, 2013 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/

Philadelphia, Pennsylvania
November 12, 2015